The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 8, 2021

PRELIMINARY PRICING SUPPLEMENT No. U6263

(To the Underlying Supplement dated June 18, 2020,

Product Supplement No. I–B dated June 18, 2020,

Product Supplement No. I–C dated June 18, 2020,

Prospectus Supplement dated June 18, 2020 and

Prospectus dated June 18, 2020)

Equity Index and Fund Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 November 8, 2021

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

■Linked to the lowest performing of the Russell 2000® Index (the “Index”) and the iShares® MSCI EAFE® ETF (the “Fund”) (each referred to as a “Market Measure” and collectively as the “Market Measures”)

■Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Any return you receive on the securities and whether they are automatically called will depend on the performance of the lowest performing Market Measure on the relevant call date. The lowest performing Market Measure on any call date is the Market Measure that has the lowest closing value on that call date as a percentage of its starting value

■Automatic Call. If the closing value of the lowest performing Market Measure on any call date including the final call date is greater than or equal to its starting value, we will automatically call the securities for the original offering price plus the call premium applicable to that call date

Call Date	Call Premium*	Payment per Security upon an Automatic Call
December 2, 2022	10.00% - 11.00% of the original offering price	$1,100.00 - $1,110.00
June 2, 2023	15.00% - 16.50% of the original offering price	$1,150.00 - $1,165.00
November 27, 2023 (the “final call date”)	20.00% - 22.00% of the original offering price	$1,200.00 - $1,220.00
* The actual call premium applicable to each call date will be determined on the pricing date

■Payment at Stated Maturity. If the closing value of the lowest performing Market Measure on each call date (including the final call date) is less than its starting value, the securities will not be automatically called, and on the stated maturity date, you will receive a cash payment per security in U. S. dollars determined as follows:

▪ If the ending value of the lowest performing Market Measure on the final call date is greater than or equal to its threshold value, you will receive the original offering price of your securities at stated maturity

▪ If the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value

■Potential Loss of Principal. If the securities are not automatically called, you will receive the original offering price per security at stated maturity if, and only if, the ending value of the lowest performing Market Measure on the final call date is greater than or equal to its threshold value. If the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, you will lose more than 25%, and possibly all, of the original offering price of your securities

■The threshold value for each Market Measure is equal to 75% of its starting value

■Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Market Measure beyond the applicable fixed call premium

■If the securities are not automatically called, you will have full downside exposure to the lowest performing Market Measure from its starting value to its ending value if its ending value is less than its threshold value, but you will not participate in any appreciation of either Market Measure beyond the applicable fixed call premium and will not receive any dividends on securities included in the Index or shares of the Fund

■Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably.

■All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■No exchange listing; you should be willing and able to hold your securities to stated maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-10 of this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplements, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Issuer
Per Security	$1,000.00	$21.25	$978.75
Total
(1)	Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive an agent discount of up to $21.25 per security. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $15.00 per security. Such securities dealers may include those using the trade name Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the selling concession allowed to WFA, the agent will pay $0.75 per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

(2)	Credit Suisse may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date will be between $920 and $978.75 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Additional Information About the Issuer and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this pricing supplement together with the underlying supplement dated June 18, 2020, the product supplements dated June 18, 2020, the prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying Supplement dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011950/dp130454_424b2-eus.htm

•	Product Supplement No. I–B dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011955/dp130588_424b2-ps1b.htm

•	Product Supplement No. I–C dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000095010320011958/dp130587_424b2-ps1c.htm

•	Prospectus Supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, any accompanying product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Investor Considerations

We have designed the securities for investors who:

▪	believe that the closing value of the lowest performing Market Measure will be greater than or equal to its starting value on one of the call dates;

▪	seek the potential for a fixed return if the lowest performing Market Measure has appreciated at all as of any of the call dates in lieu of full participation in any potential appreciation of either Market Measure;

▪	understand that if the closing value of the lowest performing Market Measure is less than its starting value on each of the call dates (including the final call date), they will not receive any positive return on their investment in the securities;

▪	understand that if the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, they will be fully exposed to the decline in the lowest performing Market Measure from its starting value to its ending value and will lose more than 25%, and possibly all, of the original offering price per security at stated maturity;

▪	understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

▪	understand that the return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date and that they will not benefit in any way from the performance of the better performing Market Measure;

▪	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;

▪	understand and are willing to accept the full downside risks of each Market Measure;

▪	are willing to forgo interest payments on the securities and dividends on securities included in the Index and dividends on shares of the Fund; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

▪	seek an investment that produces periodic interest or coupon payments or other sources of current income;

▪	require full payment of the original offering price of the securities at stated maturity;

▪ believe that the closing value of the lowest performing Market Measure will be less than its starting value on each of the call dates;

▪ seek a security with a fixed term;

▪	are unwilling to accept the risk that, if the closing value of the lowest performing Market Measure is less than its starting value on each of the call dates (including the final call date), they will not receive any positive return on their investment in the securities;

▪	seek full return of the original offering price of the securities at stated maturity;

▪	are unwilling to accept the risk that the ending value of the lowest performing Market Measure on the final call date may be less than its threshold value;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	seek current income;

▪	seek exposure to the upside performance of any or each Market Measure beyond the applicable call premiums;

▪	seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

▪	are unwilling to accept the risk of exposure to equity markets, including the small capitalization segment of the United States equity market and the large- and mid- capitalization segments of developed equity markets, excluding the United States and Canada;

▪	seek an investment that entitles you to dividends on securities included in the Index and dividends on shares of the Fund;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Terms of the Securities

Market Measures:	The Russell 2000® Index (the “Index”) and the iShares® MSCI EAFE® ETF (the “Fund”) (each referred to as a “Market Measure” and collectively as the “Market Measures”)
Pricing Date:	November 29, 2021
Issue Date:	December 2, 2021
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Automatic Call:

If the closing value of the lowest performing Market Measure on any call date (including the final call date) is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will receive a cash payment per security in U.S. dollars equal to the original offering price per security plus the call premium applicable to the relevant call date. The last call date is the final call date, and payment upon an automatic call on the final call date, if applicable, will be made at stated maturity.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing Market Measure on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Market Measure beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	December 2, 2022	10.00% - 11.00% of the original offering price	$1,100.00 - $1,110.00
	June 2, 2023	15.00% - 16.50% of the original offering price	$1,150.00 - $1,165.00
	November 27, 2023	20.00% - 22.00% of the original offering price	$1,200.00 - $1,220.00

The actual call premium and payment per security upon an automatic call that is applicable to each call date will be determined on the pricing date and will be within the ranges specified in the foregoing table.

We refer to November 27, 2023 as the “final call date.”

Each call date may be postponed pursuant to “Postponement of a Call Date” below, if applicable.

To the extent that we make any change to the expected pricing date or expected issue date, the call dates may also be changed in our discretion to ensure that the term of the securities remains the same.

Call Settlement Date:	Five business days after the applicable call date; provided that the call settlement date for the final call date is stated maturity, subject to postponement as set forth in “Postponement of Call Date” below, if applicable. If a call date is postponed with respect to one or more Market Measures, the related call settlement date will be three business days after the last call date as postponed.
Stated Maturity:

December 4, 2023. If the final call date is postponed for either Market Measure, stated maturity will be the later of (i) December 4, 2023 and (ii) three business days after such final call date as postponed. See “—Postponement of a Call Date” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to repayment at the option of any holder of the securities prior to stated maturity.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Payment at Stated Maturity:

If the closing value of the lowest performing Market Measure on each call date (including the final call date) is less than its starting value, the securities will not be automatically called, and on the stated maturity date, you will receive a cash payment per security in U. S. dollars determined as follows:

• if the ending value of the lowest performing Market Measure on the final call date is greater than or equal to its threshold value: $1,000; or

• if the ending value of the lowest performing Market Measure on the final call date is less than its threshold value:

$1,000 × performance factor of the lowest performing Market Measure on the final call date

If the securities are not automatically called and the ending value of the lowest performing Market Measure is less than its threshold value, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity.

All calculations with respect to any payments on the securities (whether upon automatic call or at stated maturity) will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and such payment will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Market Measure:	On any call date, the “lowest performing Market Measure” will be the Market Measure with the lowest performance factor on that call date (as such call date may be postponed for one or more Market Measures pursuant to “—Postponement of a Call Date” below, if applicable).
Performance Factor:	With respect to a Market Measure on any call date, its closing value on such call date divided by its starting value (expressed as a percentage).
Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to the Fund on any trading day, its fund closing price on that trading day.
Fund Closing Price:	The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to the Fund on such trading day.
Closing Price:	The “closing price” for one share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.
Starting Value:

With respect to the Russell 2000® Index: , its closing value on the pricing date.

With respect to the iShares® MSCI EAFE® ETF: , its closing value on the pricing date.

In the event that the closing value for either Market Measure is not available on the pricing date, the starting value for such Market Measure will be determined on the immediately following trading day on which a closing value is available.

Ending Value:	The “ending value” of a Market Measure will be its closing value on the final call date.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Threshold Value:	With respect to the Russell 2000® Index: , which is equal to 75% of its starting value. With respect to the iShares® MSCI EAFE® ETF: , which is equal to 75% of its starting value.
Postponement of a Call Date:	If any call date is not a trading day with respect to either Market Measure, such call date for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. A call date is also subject to postponement if a Market Disruption Event has occurred or is continuing, as set forth in “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with WFS dated as of August 1, 2016, WFS will act as agent for the securities and will receive an agent discount of up to $21.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $15.00 per security. Such securities dealers may include WFA (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, Credit Suisse may pay a fee of up to $1.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to deliver the securities against payment for the securities on the issue date indicated herein, which may be a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the settlement date is more than two business days after the pricing date, purchasers who wish to transact in the securities more than two business days prior to the issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Prohibition of Sales to European Economic Area Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)       a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)      not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)         the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

Any securities which are the subject of the offering contemplated by this pricing supplement and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)         the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA; or

(ii)       a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA; or

(iii)      not a qualified investor as defined in Regulation (3)(e) of the Prospectus Regulation; and

   (b)       the expression an  “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Denominations:	$1,000 and any integral multiple of $1,000.
Events of Default:

With respect to these securities, the first bullet of the first sentence of “Description of Debt Securities—Events of Default” in the accompanying prospectus is amended to read in its entirety as follows:

•     a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

CUSIP:	22552XZY2

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Supplemental Terms of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying product supplements will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Product Supplement Term	Pricing Supplement Term
Underlying	Market Measure
Trade date	Pricing date
Principal amount	Original offering price
Valuation date	Final call date
Maturity date	Stated maturity
Early redemption	Automatic call
Observation date	Call date
Early redemption date	Call settlement date
Lowest performing underlying	Lowest performing Market Measure
Initial level	Starting value
Final level	Ending value
Knock-in level	Threshold value
Closing level	Closing value

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Determining Timing and Payment on the Securities

The below payout graph shows how the payment per security is calculated:

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and any accompanying product supplement, the prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. This section describes material risks relating to an investment in the securities.

Risks Relating to the Securities Generally

If The Securities Are Not Automatically Called, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

If the securities are not automatically called, you may receive less at stated maturity than you originally invested in the securities, or you may receive nothing. If the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, you will be fully exposed to any depreciation in the lowest performing Market Measure. In this case, the payment at stated maturity you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending value of the lowest performing Market Measure on the final call date will be less than its threshold value and, in such case, by how much the value of the lowest performing Market Measure has decreased from its starting value to its ending value. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Regardless Of The Amount Of Any Payment You Receive On The Securities, Your Actual Yield May Be Different In Real Value Terms.

Inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

No Periodic Interest Will Be Paid On The Securities.

We will not pay interest on the securities. Assuming the securities are not automatically called, you may receive less at stated maturity than you could have earned on ordinary interest bearing debt securities with similar maturities, including other of our debt securities, since the payment at stated maturity will be based on the appreciation or depreciation of the lowest performing Market Measure.

The Potential Return On The Securities Is Limited To The Call Premium.

If the securities are automatically called, the appreciation potential of the securities will be limited to the call premium applicable to the relevant call date, regardless of any appreciation in the lowest performing Market Measure, which may be significant. The lowest performing Market Measure may appreciate by significantly more than the percentage represented by the applicable call premium, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Market Measure. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on an earlier call date, you will not receive the highest potential call premium.

The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Either Market Measure Performs Poorly, Even If The Other Market Measure Performs Favorably.

You are subject to the full risks of each Market Measure. If either Market Measure performs poorly, you will be negatively affected, even if the other Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor performance of the other. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure on each call date. For example, if one Market Measure appreciates from its starting value to its ending value, but the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, you will be exposed to the depreciation of the lowest performing Market Measure and you will not benefit from the performance of any other Market Measure. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. Each additional Market Measure to which the securities are linked increases the risk that the securities will perform poorly. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

It is impossible to predict the relationship between the Market Measures. If the performances of the Market Measures exhibit no correlation to each other, it is more likely that one of the Market Measures will cause the securities to perform poorly. However, if the performances of the equity securities included in each Market Measure are related such that the performances of the Market Measures are correlated, then there is less likelihood that only one Market Measure will cause the securities to perform poorly. Furthermore, to the extent that each Market Measure represents a different market segment or market sector, the risk of one Market Measure performing

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

poorly is greater. As a result, you are not only taking market risk on each Market Measure, you are also taking a risk relating to the relationship among the Market Measures.

Your Return On The Securities Will Depend Solely On The Performance Of The Market Measure That Is The Lowest Performing Market Measure On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Market Measure.

Your return on the securities will depend solely on the performance of the Market Measure that is the lowest performing Market Measure on each call date. Although it is necessary for each Market Measure to close above its respective starting value on the relevant call date in order for you to receive the call premium applicable to the relevant call date or above its respective threshold value on the final call date for you to be repaid the original offering price of your securities at stated maturity, you will not benefit in any way from the performance of the better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measure would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

The Starting Value of Either Market Measure May Be Determined On A Date Later Than The Pricing Date.

The starting value of either Market Measure may be determined after the pricing date. In the event that the closing value for either Market Measure is not available on the pricing date, the starting value for such Market Measure will be determined on the immediately following trading day on which a closing value is available. Under these circumstances, you will not know the starting value of such Market Measure until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the value of a Market Measure. The greater the expected volatility with respect to a Market Measure on the pricing date, the higher the expectation as of the pricing date that the closing value of such Market Measure could be less than its starting value on any call date or its threshold value on the final call date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in higher call premiums than the yield payable on our conventional debt securities with a similar stated maturity, or in more favorable terms (such as lower threshold values) than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that relatively higher call premiums may indicate an increased risk of loss. Further, relatively lower threshold values may not necessarily indicate that you will receive the call premium applicable to the relevant call date or that the securities have a greater likelihood of a return of principal at stated maturity. The volatility of a Market Measure can change significantly over the term of the securities. The values of the Market Measures for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Market Measures and the potential to lose a significant portion, and possibly all, of the original offering price per security at stated maturity.

The Securities Are Subject To A Potential Automatic Call, Which Exposes You To Reinvestment Risk.

The securities are subject to a potential automatic call. If the securities are automatically called prior to stated maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same call premiums as the securities.

A Call Settlement Date And Stated Maturity May Be Postponed If A Call Date Is Postponed.

A call date (including the final call date) will be postponed if the applicable originally scheduled call date is not a trading day. In addition, a call date (including the final call date) will be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on that call date. If such a postponement occurs with respect to a call date other than the final call date, then the related call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final call date, stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after such final call date as postponed.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any call date is not a trading day, it is possible that one or more call dates and stated maturity will be postponed, and your return could be adversely affected. No payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Postponement of a Call Date” and “Terms of the Securities—Postponement of a Call Date” herein.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are treated as “open

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transactions.” If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities described herein is respected, there is a risk that a security will be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Risks Relating to the Market Measures

Historical Performance Of Either Market Measure Is Not Indicative Of Future Performance.

The future performance of either Market Measure cannot be predicted based on its historical performance. We cannot guarantee that the closing value or ending value of either Market Measure will be at a value that would result in a positive return on your overall investment in the securities.

We And Our Affiliates Generally Do Not Have Any Affiliation With The Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with the Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Index.

Changes To The Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in the Index, make other methodological changes that could change the level of the Index, or discontinue or suspend calculation or dissemination of the Index at any time. If one or more of these events occurs, the calculation of the payment at stated maturity will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to the Index” and “Additional Terms of the Securities—Discontinuance of the Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By The Market Measures.

We cannot control the actions of any issuers of the equity securities included in or held by the Market Measures. Actions by such issuers may have an adverse effect on the values of the Market Measures and, consequently, on the value of the securities.

The Securities Are Linked To The Russell 2000® Index And Are Subject To The Risks Associated With Small-Capitalization Companies.

The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

There Are Risks Associated With The Fund.

Although shares of the Fund are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market. The Fund is subject to management risk, which is the risk that the Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the equity securities held by the Fund. Any of these actions could adversely affect the price of the shares of the Fund and consequently the value of the securities. For additional information on the Fund, see “The iShares® MSCI EAFE® ETF” herein.

Under continuous listing standards adopted by the NYSE Arca, the Fund will be required to confirm on an ongoing basis that the securities included in the tracked index satisfy the applicable listing requirements. In the event that the tracked index does not comply with the applicable listing requirements, the Fund would be required to rectify such non-compliance by requesting that the tracked index sponsor modify the tracked index, transitioning to a new tracked index or obtaining relief from the SEC. There can be no assurance that

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

the tracked index sponsor would modify the tracked index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the Fund being delisted by the NYSE Arca.

The Performance And Market Value Of The Fund, Particularly During Periods Of Market Volatility, May Not Correlate To The Performance Of The Tracked Index.

The Fund will generally invest in all of the equity securities included in the index tracked by the Fund (the “tracked index”), but may not fully replicate the tracked index. There may be instances where the Fund’s investment advisor may choose to overweight another stock in the Fund’s tracked index, purchase securities not included in the Fund’s tracked index that the investment advisor believes are appropriate to substitute for a security included in the tracked index or utilize various combinations of other available investment techniques. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the Fund’s tracked index. Finally, because the shares of the Fund are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, securities held by the Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund. For all the foregoing reasons, the performance of the Fund may not correlate with the performance of the tracked index. For additional information on the Fund, see “The iShares® MSCI EAFE® ETF” herein.

Foreign Securities Markets Risk.

Some or all of the equity securities included in the Fund are issued by foreign companies and trade in foreign securities markets. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The equity securities included in the Market Measures may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks, including changes in foreign governments, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of foreign countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These factors may adversely affect the values of the equity securities included in the Fund, and therefore the performance of the Fund and the value of the securities.

Currency Exchange Risk.

Because the prices of the equity securities included in the Fund are converted into U.S. dollars for purposes of calculating the fund closing price of the Fund, investors will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the Fund trade. Currency exchange rates may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes in currency exchange rates, including changes in liquidity and prices, can occur within very short periods of time. Currency exchange rate risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities included in the Fund, the fund closing price of the Fund and the value of the securities.

Anti-Dilution Protection Is Limited.

The calculation agent will make anti-dilution adjustments for certain events affecting the Fund. However, an adjustment will not be required in response to all events that could affect the Fund. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” herein.

No Ownership Rights Relating To The Market Measures.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the Fund or the equity securities that comprise the Market Measures. The return on your investment is not the same as the total return you would receive based on the purchase of shares of the Fund or the equity securities that comprise the Market Measures.

No Dividend Payments Or Voting Rights.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Fund or the equity securities that comprise the Market Measures.

Government Regulatory Action, Including Legislative Acts And Executive Orders, Could Result In Material Changes To The Market Measures And Could Negatively Affect Your Return On The Securities.

Government regulatory action, including legislative acts and executive orders, could materially affect the Market Measures. For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the securities.

Risks Relating to the Issuer

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

Risks Relating to Conflicts of Interest

Hedging And Trading Activity Could Adversely Affect Our Payment To You At Stated Maturity.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may carry out hedging activities related to the securities, including in the Fund or instruments related to the Market Measures. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may also trade in the Fund or instruments related to the Market Measures from time to time. Any of these hedging or trading activities on or prior to the pricing date and during the term of the securities could adversely affect our payment to you at stated maturity.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the values of either Market Measure, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Market Measures;

o	the expected and actual correlation, if any, between the Market Measures;

o	the time to stated maturity of the securities;

o	the dividend rate on the equity securities included in the Market Measures;

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the components included in the Market Measures or markets generally and which may affect the values of the Market Measures; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

If On The Pricing Date The Internal Funding Rate We Use In Structuring Notes Such As These Securities Is Lower Than The Interest Rate That Is Reflected In The Yield On Our Conventional Debt Securities Of Similar Maturity In The Secondary Market (Our “Secondary Market Credit Spreads”), We Expect That The Economic Terms Of The Securities Will Generally Be Less Favorable To You Than They Would Have Been If Our Secondary Market Credit Spread Had Been Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Selected Risk Considerations

higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any call date) could adversely affect the values of the Market Measures and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplements.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Hypothetical Returns

If the securities are automatically called:

Assuming that the securities are automatically called, the following table illustrates, for each hypothetical call date on which the securities are automatically called:

•	the hypothetical payment per security on the related call settlement date, assuming that the call premiums are equal to the midpoints of their specified ranges; and

•	the hypothetical rate of return

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical rate of return
1st call date	$1,105.00	10.50%
2nd call date	$1,157.50	15.75%
3rd call date	$1,210.00	21.00%

If the securities are not automatically called:

Assuming that the securities are not automatically called, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Market Measure on the final call date, the hypothetical payment at stated maturity per security and the hypothetical rate of return.

The performance factor of the lowest performing Market Measure on the final call date is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of lowest performing Market Measure on final call date	Hypothetical payment at stated maturity per security	Hypothetical rate of return
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$1,000.00	0.00%
-25.00%	$1,000.00	0.00%
-26.00%	$740.00	-26.00%
-30.00%	$700.00	-30.00%
-40.00%	$600.00	-40.00%
-50.00%	$500.00	-50.00%
-60.00%	$400.00	-60.00%
-70.00%	$300.00	-70.00%
-100.00%	$0.00	-100.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at stated maturity and the rate of return will depend on (i) whether the securities are automatically called; (ii) if the securities are automatically called, the actual call premium and the actual call date on which the securities are called; and (iii) if the securities are not automatically called, the actual ending value of the lowest performing Market Measure on the final call date. The performance of the better performing Market Measure is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

If the closing value of the lowest performing Market Measure is less than its starting value on each of the call dates, the securities will not be automatically called, and you will receive a payment at stated maturity that will be equal to or less than the original offering price per security, depending on the ending value of the lowest performing Market Measure on the final call date. Set forth below are examples of calculations of the payment upon automatic call and at stated maturity (rounded to two decimal places). The examples reflect the hypothetical call premiums applicable to each call date as described above, and the examples at stated maturity assume that the securities have not been automatically called on any of the call dates.

Example 1. The closing value of the lowest performing Market Measure on the first call date is greater than its starting value, the securities are automatically called on the first call date and the payment on the call settlement date is equal to the original offering price plus the applicable call premium:

Market Measure	Closing value on the first call date	Closing value on the remaining call dates
RTY	125% of starting value	N/A
EFA	130% of starting value	N/A

Since the hypothetical closing value of the lowest performing Market Measure on the first call date is greater than its hypothetical starting value, the securities are automatically called on the first call date and you will receive the original offering price of your securities plus a call premium of 10.50% of the original offering price per security. Even though the lowest performing Market Measure appreciated by 25.00% from its starting value to its closing value on the first call date, in this example, your return is limited to the call premium of 10.50% that is applicable to the first call date.

On the related call settlement date, you would receive $1,105.00 per security.

Example 2. Securities are not called on the first call date and the closing value of the lowest performing Market Measure on the second call date is greater than its starting value, the securities are automatically called on the second call date and the payment on the call settlement date is equal to the original offering price plus the applicable call premium:

Market Measure	Closing value on the first call date	Closing value on the second call date	Closing value on the remaining call date
RTY	90% of starting value	150% of starting value	N/A
EFA	95% of starting value	160% of starting value	N/A

Since the hypothetical closing value of the lowest performing Market Measure on the second call date is greater than its hypothetical starting value, the securities are automatically called on the second call date and you will receive the original offering price of your securities plus a call premium of 15.75% of the original offering price per security. Even though the lowest performing Market Measure appreciated by 50.00% from its starting value to its closing value on the second call date, in this example, your return is limited to the call premium of 15.75% that is applicable to the second call date.

On the related call settlement date, you would receive $1,157.50 per security.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Example 3. The securities are automatically called on the final call date and the payment at stated maturity is equal to the original offering price plus the applicable call premium:

Market Measure	Closing value on each call date prior to the final call date	Ending value
RTY	Various (all less than starting value)	170% of starting value
EFA	Various (all less than starting value)	180% of starting value

Since the hypothetical ending value of the lowest performing Market Measure on the final call date is greater than its hypothetical starting value, the securities are automatically called on the final call date and you will receive the original offering price of your securities plus a call premium of 21.00% of the original offering price per security. Even though the lowest performing Market Measure appreciated by 70.00% from its starting value to its ending value in this example, your return is limited to the call premium of 21.00% that is applicable to the final call date.

At stated maturity, you would receive $1,210.00 per security.

Example 4. Securities are not automatically called and the ending value of the lowest performing Market Measure on the final call date is greater than its threshold value and the payment at stated maturity is equal to the original offering price:

Market Measure	Closing value on each call date prior to the final call date	Ending value
RTY	Various (all less than starting value)	90% of starting value
EFA	Various (all less than starting value)	95% of starting value

Since the hypothetical ending value of the lowest performing Market Measure on the final call date is greater than or equal to its threshold value, you would not lose any of the original offering price of your securities.

At stated maturity, you would receive $1,000.00 per security.

Example 5. Securities are not automatically called and the ending value of the lowest performing Market Measure on the final call date is less than its threshold value and the payment at stated maturity is less than the original offering price:

Market Measure	Closing value on each call date prior to the final call date	Ending value
RTY	Various (all less than starting value)	30% of starting value
EFA	Various (all less than starting value)	140% of starting value

Since the hypothetical ending value of the lowest performing Market Measure on the final call date is less than its threshold value, you would lose a portion of the original offering price of your securities and receive a payment at stated maturity equal to:

= $1,000 × performance factor of the lowest performing Market Measure on the final call date

= $1,000 × 30%

= $300.00

At stated maturity, you would receive $300.00 per security, resulting in a loss of 70.00%.

These examples illustrate that you will not participate in any appreciation of either Market Measure, but will be fully exposed to a decrease in the lowest performing Market Measure from its starting value to its ending value if the ending value of the lowest performing Market Measure on the final call date is less than its threshold value, even if the ending value of the other Market Measure has appreciated or has not declined below its respective threshold value.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplements, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Events of Default and Acceleration

See “Description of the Securities—Events of default and acceleration” in any accompanying product supplement.

Postponement of a Call Date

If a market disruption event occurs or is continuing with respect to a Market Measure on any call date, then such call date for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Market Measure after the originally scheduled call date, that eighth trading day shall be deemed to be the call date for such Market Measure. If a call date has been postponed eight trading days for a Market Measure after the originally scheduled call date and a market disruption event occurs or is continuing with respect to such Market Measure on such eighth trading day, the calculation agent will determine the closing value of such Market Measure on such eighth trading day:

(A)	For the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index. As used within this provision, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.

(B)	For the Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Notwithstanding the postponement of a call date for a Market Measure due to a market disruption event with respect to such Market Measure on such call date, the originally scheduled call date will remain the call date for either Market Measure not affected by a market disruption event on such day.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity and the amount of the payment you receive upon automatic call or at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing values of the Market Measures under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing value of the Index; and

•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the closing value of the Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Additional Terms Relating to the Index

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a call date and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a call date the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Postponement of a Call Date” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Additional Terms Relating to the Fund

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts (or other applicable securities) relating to the Fund.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to a call date.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the payment at stated maturity or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the tracked index sponsor discontinues publication of the tracked index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the tracked index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the payment at stated maturity with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

The Russell 2000® Index

The Russell 2000® Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “The Reference Indices—The FTSE Russell Indices—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for additional information about the Russell 2000® Index.

Historical Information

We obtained the closing levels of the Russell 2000® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 4, 2016 to November 5, 2021. The closing level on November 5, 2021 was 2437.083. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

The iShares® MSCI EAFE® ETF

The iShares® MSCI EAFE® ETF is managed by BlackRock Fund Advisors. The iShares® MSCI EAFE® ETF seeks to track the investment results of the MSCI EAFE® Index, which is a free float-adjusted market capitalization index that is designed to measure the equity market performance of certain developed markets excluding the United States and Canada.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares® MSCI EAFE® ETF is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares® MSCI EAFE® ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI EAFE® ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor any agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI EAFE® ETF. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to the iShares® MSCI EAFE® ETF in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares® MSCI EAFE® ETF (and therefore the price of the iShares® MSCI EAFE® ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI EAFE® ETF could affect the payment at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares® MSCI EAFE® ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares® MSCI EAFE® ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares® MSCI EAFE® ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

For additional information on the MSCI EAFE® Index, please see “The Reference Indices—The MSCI Indices—The MSCI EAFE® Index” in the accompanying underlying supplement.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

The iShares® MSCI EAFE® ETF

Historical Information

We obtained the fund closing prices of the iShares® MSCI EAFE® ETF listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily fund closing prices of the iShares® MSCI EAFE® ETF for the period from January 4, 2016 to November 5, 2021. The fund closing price on November 5, 2021 was $81.83. The historical performance of the iShares® MSCI EAFE® ETF should not be taken as an indication of the future performance of the iShares® MSCI EAFE® ETF during the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “United States Federal Tax Considerations.”

There are no statutory, judicial or administrative authorities that address the U.S. federal income tax treatment of the securities or instruments that are similar to the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid financial contract that is an “open transaction” for U.S. federal income tax purposes. However, there is uncertainty regarding this treatment. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the Trade Date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or other disposition.

•	Upon a sale or other disposition (including retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as described herein is respected, there is a risk that your purchase of a security will be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax advisor regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In particular, the IRS could treat the securities as contingent payment debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, could be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions in the next paragraph and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “United States Federal Tax Considerations—FATCA” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

United States Federal Tax Considerations

determination regarding the treatment of the securities under Section 871(m) will be made as of the Trade Date for the securities and it is possible that the securities will be subject to withholding tax under Section 871(m) based on circumstances on that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the iShares® MSCI EAFE® ETF due December 4, 2023

Appendix

The material included in this Appendix was prepared by WFS and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus, the prospectus supplement, the product supplements and the underlying supplement, as supplemented or superseded by this pricing supplement.

Market Linked Securities

Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES — AUTO-CALLABLE WITH CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not appropriate for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer a return linked to the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). In contrast to a direct investment in any or all of the underlyings, these Market Linked Securities offer the potential for a positive return in the form of a fixed call premium upon automatic call, which will be triggered if the closing level of the lowest performing underlying is greater than or equal to its starting level on any specified call date. These Market Linked Securities also offer contingent protection against a moderate decline of the lowest performing underlying that is applicable if, and only if, the lowest performing underlying has not declined below its specified threshold level as of the final call date. However, if these Market Linked Securities are not automatically called and the lowest performing underlying has declined below its threshold level as of the final call date, the contingent downside protection no longer applies and you will be fully exposed to the decline of the lowest performing underlying and will lose a substantial portion, and possibly all, of your investment. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are designed for investors who seek the potential for a fixed return if the lowest performing underlying is flat or appreciates at all, and a contingent measure of market risk reduction that is applicable if the lowest performing underlying declines but not below its threshold level. In exchange for these features, you must be willing to forgo interest payments, dividends (in the case of equity underlyings) and participation in any appreciation of any underlying beyond the fixed call premium. You must also be willing to accept the possibility of a shorter maturity upon automatic call and full downside exposure to the decline of the lowest performing underlying if the lowest performing underlying declines below its threshold level. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date. Therefore, you will be adversely affected if any underlying performs poorly, even if the other underlying(s) perform favorably. The potential to receive a call premium upon automatic call applies only on the applicable call settlement date, and the contingent protection applies only if you hold these Market Linked Securities at maturity.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-2

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at

$100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying

These Market Linked Securities offer a return that is linked to the performance of the lowest performing of two or more underlyings but that differs from the return that would be achieved on a direct investment in any or all of the underlyings. If the closing level of the lowest performing underlying on any specified call date is greater than or equal to its starting level, these Market Linked Securities will be automatically called and you would receive the original offering price of these Market Linked Securities plus a fixed call premium. If these Market Linked Securities are not automatically called on one of the call dates, the payment at maturity will be based on the performance of the lowest performing underlying on the final call date, as measured from its starting level to its closing level on the final call date (its ending level). Under these circumstances, if the lowest performing underlying on the final call date has declined below a specified threshold level, you will lose a substantial portion, and possibly all, of your investment. The lowest performing underlying on any call date is the underlying that has the lowest closing level on that call date as a percentage of its starting level (i.e., its closing level divided by its starting level).

To understand how these Market Linked Securities would perform under varying market conditions, consider a hypothetical Market Linked Security with the following terms:

•	Call dates: 1 year, 1.5 years and 2 years. If the closing level of the lowest performing underlying on any of the three call dates (occurring approximately 1 year, 1.5 years and 2 years after issuance) is greater than or equal to its starting level, these Market Linked Securities will be automatically called, and on the related call settlement date (typically 3 to 5 business days after the call date) you will receive a cash payment equal to the original offering price plus the call premium applicable to that call date. If these Market Linked Securities are automatically called on one of the call dates prior to maturity, the term of these Market Linked Securities will be limited (to as little as one year in the case of the first call date in this hypothetical example) and you might not be able to reinvest your funds in an investment with a similar returnprofile.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-3

•	Call premium: 7% per year. If these Market Linked Securities are automatically called on a call date, you will receive a payment on the applicable call settlement date equal to the $1,000 original offering price per Market Linked Security plus the applicable call premium, as set forth below:

Call Date	Call Premium	Payment per $1,000 Market Linked Security
1st call date (at 1 year)	7.00% of the original offering price	$1,070.00
2nd call date (at 1.5 years)	10.50% of the original offering price	$1,105.00
3rd call date (at 2 years)	14.00% of the original offering price	$1,140.00

Any return on these Market Linked Securities will be limited to the applicable call premium, even if the closing level of the lowest performing underlying on the applicable call date greatly exceeds its starting level. You will not participate in any appreciation of any underlying beyond the fixed call premium. If the issuer defaults on its payment obligations, you could lose your entire investment.

•	Contingent protection: 30%. If these Market Linked Securities are not automatically called, the contingent protection offers a contingent measure of downside market risk reduction at maturity as compared to a direct investment in the lowest performing underlying. Contingent protection of 30% means that you will be repaid the original offering price at maturity if the lowest performing underlying declines by 30% or less from its starting level to its ending level — in other words, if the ending level of the lowest performing underlying is greater than or equal to its threshold level, which is equal to 70% of its starting level. However, if these Market Linked Securities are not automatically called and the lowest performing underlying declines by more than 30%, so that its ending level is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level to its ending level, and you will lose more than 30%, and possibly all, of the original offering price at maturity. For example, if the lowest performing underlying declines by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent protection feature and you will lose 30.1% of the original offering price at maturity.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date. You will not benefit in any way from the performance of the better performing underlying(s). Therefore, you will be adversely affected if any underlying performs poorly, even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-4

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on the hypothetical Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying described above for a range of percentage changes in the closing level of the lowest performing underlying from its starting level to its closing level on the applicable call date.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-5

Determining payment upon automatic call or at maturity

The diagram below illustrates how to determine whether these Market Linked Securities are automatically called on a call date and, if these Market Linked Securities are not automatically called, how to determine the payment at maturity.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-6

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities assuming the following terms:

Term:	2 years, unless earlier automatically called

Contingent Protection:	30%

Original Offering Price:	$1,000 per Market Linked Security

Call Date / Call Premium:	Call Date	Call Premium
	1st call date (at 1 year)	7.00% of the original offering price
	2nd call date (at 1.5 years)	10.50% of the original offering price
	3rd call date (at 2 years)	14.00% of the original offering price

Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of the securities not being automatically called, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date for the original offering price plus the call premium applicable to that call date. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given call date is the underlying that had the lowest closing level on that call date as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
1st call date (at 1 year)	120%	125%	Call settlement date: 107.00%

Because the closing level of the lowest performing underlying on the first call date is greater than or equal to its starting level, these Market Linked Securities would be automatically called on the first call date and, on the related call settlement date, you would receive the original offering price of $1,000 per Market Linked Security plus a call premium of 7.00% of the original offering price. In this example, the total payment upon automatic call would be $1,070 per Market Linked Security.

Even though the lowest performing underlying appreciated by 20% from its starting level to its closing level on the first call date in this example, your return is limited to the call premium of 7.00% that is applicable to the first call date.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-7

Example 2: These Market Linked Securities are automatically called on the second call date.

Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
1st call date (at 1 year)	105%	98%	N/A
2nd call date (at 1.5 years)	110%	102%	Call settlement date: 110.50%

Because the closing level of the lowest performing underlying on the first call date is less than its starting level, these Market Linked Securities would not be automatically called and you would not receive a call premium on the related call settlement date, even though the closing level of the better performing underlying on the first call date was greater than its starting level. Because the closing level of the lowest performing underlying on the second call date is greater than or equal to its starting level, these Market Linked Securities would be automatically called on the second call date and, on the related call settlement date, you would receive the original offering price of $1,000 per Market Linked Security plus a call premium of 10.50% of the original offering price. In this example, the total payment upon automatic call would be $1,105 per Market Linked Security.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying on the final call date is greater than its threshold level.

Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
1st call date (at 1 year)	95%	98%	N/A
2nd call date (at 1.5 years)	110%	65%	N/A
3rd call date (at 2 years)	115% (ending level)	75% (ending level)	Call settlement date: 100.00%

Because the closing level of the lowest performing underlying on each call date is less than its starting level, these Market Linked Securities would not be automatically called and you would not receive a call premium. However, because the ending level of the lowest performing underlying on the final call date is greater than its threshold level (i.e., it has not declined from its starting level by more than the 30% contingent protection), you would be repaid the original offering price of $1,000 per Market Linked Security at maturity.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-8

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying on the final call date is less than its threshold level.

Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
1st call date (at 1 year)	90%	85%	N/A
2nd call date (at 1.5 years)	100%	70%	N/A
3rd call date (at 2 years)	115% (ending level)	50% (ending level)	Call settlement date: 50.00%

Because the closing level of the lowest performing underlying on each call date is less than its starting level, these Market Linked Securities would not be automatically called and you would not receive a call premium. Furthermore, because the ending level of the lowest performing underlying on the final call date is less than its threshold level (i.e., it has declined from its starting level by more than the 30% contingent protection), you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final call date, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%. As this example illustrates, if any underlying depreciates below its threshold level on the final call date, you will incur a loss on these Market Linked Securities at maturity, even if the other underlying(s) have appreciated or have not declined below their respective threshold levels.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-9

Estimated value of Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non- interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

Market Linked Securities — Auto-Callable with Contingent Downside Linked to the Lowest Performing Underlying | A-10

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investmentdecision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo interest payments, dividend payments (in the case of equity underlyings) and any return in excess of the applicable call premium.

These Market Linked Securities are not appropriate for all investors, but may be appropriate for investors aiming to:

•	Gain or increase exposure to different asset classes and who believe that the closing level of the lowest performing underlying will be greater than or equal to its starting level on one of the call dates

•	Receive a fixed return if the lowest performing underlying is flat or appreciates at all and contingent protection against a moderate decline in the lowest performing underlying in lieu of participation in any potential market appreciation beyond a fixed callpremium

•	Supplement their existing investments with the return profile provided by these Market LinkedSecurities

•	Obtain exposure to the lowest performing underlying with a different risk/return profile than a direct investment in that underlying

•	Seek the potential to outperform the lowest performing underlying in a moderately declining or a low to moderately appreciating market

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a percentage decline of the lowest performing underlying that exceeds the amount of contingentprotection?

•	Are you comfortable accepting the full downside risks of each underlying?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Does contingent protection against moderate market declines take precedence for you over participation in any appreciation of the lowest performing underlying beyond the fixed call premium and dividend payments?

•	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?

•	What is your sensitivity to the tax treatment for yourinvestments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the lowest performing underlying that these Market Linked Securities provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

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General risks and investment considerations

These Market Linked Securities have complex features and are not appropriate for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal and performance risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called, and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of yourinvestment.

•	Limited upside. The potential return on these Market Linked Securities is limited to the applicable call premium, regardless of the performance of the lowest performing underlying. The lowest performing underlying on the applicable call date may appreciate by significantly more than the percentage represented by the applicable call premium from its starting level to its closing level on the applicable call date, in which case an investment in these Market Linked Securities will underperform a hypothetical alternative investment providing a one-to-one return based on the performance of the lowest performing underlying. Furthermore, if these Market Linked Securities are automatically called on an earlier call date, you will receive a lower call premium than if these Market Linked Securities were automatically called on a later call date.

•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying performs poorly, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.

•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher call premium and/ or a greater amount of contingent protection, but it will be more likely that the closing level of any one of the underlyings will be below its starting level on each call date and below its threshold level on the final call date. All that is necessary for these Market Linked Securities to not be automatically called for the applicable call premium is for one of the underlyings to be below its starting level on the applicable call date and all that is necessary for you to suffer a loss on your investment in these Market Linked Securities is for one of the underlyings to close below its threshold level on the final call date; the performance of the better performing underlying(s) is not relevant to your return.

•	Reinvestment risk. If these Market Linked Securities are automatically called prior to the final call date, the term of these Market Linked Securities will be less than the full term to maturity. There is no guarantee that you would be able to reinvest the proceeds from an investment in these Market Linked Securities at a comparable return for a similar level of risk in the event these Market Linked Securities are automatically called prior to maturity.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to

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sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlyings; interest rates; the time remaining to maturity; the correlation among the underlyings; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of these Market Linked Securities will always be at a discount to the original offering price plus the call premium applicable to the next call date.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	No periodic interest or dividend payments. These Market Linked Securities do not typically provide periodic interest. These Market Linked Securities linked to equity underlyings do not provide for a pass through of any dividend paid on the equity underlyings.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells FargoSecurities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market LinkedSecurities.

•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities

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markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in

U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightenedrisks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generallydecline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S.jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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